Exhibit 3

AMENDED AND RESTATED

BYLAWS

OF

MATRIX SERVICE COMPANY

(Effective April 7, 2009)

ARTICLE I

OFFICES

Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places both within and without the state of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of Directors shall be held at such place as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect by a plurality vote a class or classes of Directors pursuant to Article III of these Bylaws, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to a vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto)

given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than 80 days prior to the meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure made.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.

The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this Section 3, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special meetings of the stockholders for any purpose may be called only by the Chairman of the Board of Directors and shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors. The business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Chairman or by the Secretary at the request of a majority of the entire Board of Directors.

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. The holders of a majority of the stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 8. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting, except as otherwise required by this Section 8, if the time and place thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, except as provided to the contrary by statute, the Corporation’s certificate of incorporation or these Bylaws.

Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

Section 12. At each meeting of stockholders, the chief executive officer shall preside, and the secretary shall keep records, and in the absence of either such officer, his duty shall be performed by some person appointed at the meeting.

ARTICLE III

DIRECTORS

Number, Classification, Nomination, Removal

Section 1. The number of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than 3 nor more than 15 persons. The Directors shall be elected at the annual meeting of the stockholders in accordance with the provisions of Section 2 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. Any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mall, postage prepaid, to the Secretary of the Corporation not later than 80 days prior to the date of any annual or special meeting. In the event that the date of such annual or special meeting was not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

If the presiding officer of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of these Bylaws, such nomination shall be void.

Section 3. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created Directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

Section 4. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause by the stockholders in the manner provided in this Section 5. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the outstanding shares of Voting Stock (as defined below), voting together as a single class, may remove such Director or Directors for cause.

For the purpose of this Section 5, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Section 5, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

Section 5. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

Section 6. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7. Meetings of the Board of Directors may be held at such time and place as shall be specified in a notice given in the manner hereinafter provided, or as shall be specified in a written waiver signed by all of the Directors.

Section 8. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 9. Special meetings of the Board of Directors may be called by the Chairman of the Board on 24 hours’ notice to each Director, either personally or by mail, telecopy, or telegram; special meetings shall be called by the president, chief executive officer or secretary in like manner and on like notice on the written request of three Directors.

Section 10. Except as provided in these bylaws to the contrary, at all meetings of the board a majority of the total number of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the Directors entitled to vote and present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the certificate of incorporation shall require a vote of a greater number. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 12. At all meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.

At all meetings of the Board of Directors, the Chairman of the Board of Directors shall preside, and in his absence a person shall be chosen by the board from among the Directors present to act as chairman of the meeting.

The secretary of the Corporation shall act as secretary of the meeting of the Board of Directors, but in the absence of the secretary, the presiding officer may appoint any person to act as secretary of the meeting.

Committees of Directors

Section 13. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except pursuant to a resolution relating to the issuance of capital stock pursuant to Section 151 of Title 8 of the Delaware General Corporation Law); adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommending to the stockholders the dissolution of the Corporation or a revocation of a dissolution; or amending the bylaws of the Corporation and, unless the resolution or certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such members as may be determined from time to time by resolution adopted by the Board of Directors.

Section 14. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Compensation of Directors

Section 15. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1. Whenever notice is required to be given to any Director or stockholder pursuant to a statutory provision or the certificate of incorporation or these bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

Section 2. Whenever notice is required to be given pursuant to a statutory provision or the certificate of incorporation or bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chief executive officer, a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

The Chief Executive Officer

Section 6. The chief executive officer of the Corporation, shall preside at all meetings of stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of this Corporation. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The President

Section 7. The president shall be the chief operating officer of the Corporation and as such shall be responsible for the day-to-day operations of the Corporation and shall have the authority to execute all documents and instruments necessary to carry out such operations. Unless the Board of Directors otherwise determines, he shall, in the absence of the chief executive officer, preside at all meetings of the stockholders and (should he be a Director) of the Board of Directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Vice Presidents

Section 8. In the absence of the president or in the event of his inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Secretary and the Assistant Secretary

Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

Section 10. The assistant secretary (or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, or, if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Treasurer and Assistant Treasurer

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. if required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 12. The assistant treasurer (or, if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, or, if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be signed by, or in the name of the Corporation by, the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number and class of shares of stock of the Corporation owned by the holder thereof. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of Stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 3. The Board of Directors may issue a certificate or certificates or uncertificated shares in place of any certificate(s) theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost, stolen or destroyed.

Transfers of Stock

Section 4. Transfers of shares may be made only by the record holder of such shares, or by an attorney lawfully constituted in writing, which transfer shall be made on the books of the Corporation, and, in the case of shares represented by a certificate, such transfer may only be made upon surrender of the certificate to the corporation. The Corporation shall cancel any such surrendered certificate.

Fixing Record Date

Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stock Holders

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote at such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Dividends

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Checks

Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

Section 5. The fiscal year of the Corporation shall begin on the first day of June of each year and end on the last day of May of each year, unless otherwise determined by the Board of Directors.

Seal

Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed thereon.

Interested Directors and Officers

Section 7.

(a) No contract or transaction between a Corporation and one or more of its Directors or officers, or between a Corporation and any other Corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if;

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract for transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

(b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

AMENDMENTS

Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws are contained in the notice of such special meeting. These Bylaws may also be amended in accordance with any other provision of these Bylaws.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

Indemnification

Section 1.

(a) Subject to Section 3 of this Article IX, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise”).

(b) The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another enterprise.

Advancement of Expenses

Section 2.

(a) Subject to Section 3 of this Article IX, with respect to any person made or threatened to be made a party to any threatened, pending, or completed proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of a written agreement by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article IX or otherwise.

(b) With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition.

Actions Initiated Against the Corporation

Section 3. Notwithstanding anything contained in Section 1(a) or Section 2(a) of this Article IX to the contrary, and except as provided in Section 5(b) of this Article IX with respect to a proceeding initiated against the Corporation by a director or officer of the Corporation (or by a person serving at the request of the Corporation as a director or officer of another enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting the proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense or like claim of the Corporation in such proceeding (or part thereof) unless the proceeding was authorized by the Board.

Contract Rights

Section 4. With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that the person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article IX shall be contract rights. Any amendment, repeal, modification, or adoption of any provision inconsistent with this Article IX shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant to this Article IX with respect to any act or omission of the person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption).

Claims

Section 5.

(a) If a claim under Section 1(a) of this Article IX with respect to any right to indemnification is not paid in full by the Corporation within 60 days after a written demand has been received by the Corporation or a claim under Section 2(a) of this Article IX with respect to any right to the advancement of expenses is not paid in full by the Corporation within 20 days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses may at any time thereafter bring a lawsuit against the Corporation to recover the unpaid amount of the claim.

(b) If successful in whole or in part in any lawsuit brought pursuant to Section 5(a) of this Article IX, or in a lawsuit brought by the Corporation to recover an advancement of expenses, the person seeking to enforce a right to indemnification or an advancement of expenses or the person from whom the Corporation sought to recover an advancement of expenses shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such lawsuit.

(c) In any lawsuit brought by a person seeking to enforce a right to indemnification (but not a lawsuit brought by a person seeking to enforce a right to an advancement of expenses), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any lawsuit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses, or any lawsuit brought by the Corporation to recover an advancement of expenses, neither the failure of the Corporation to have made a determination prior to commencement of such lawsuit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such lawsuit.

(d) In any lawsuit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses or by the Corporation to recover an advancement of expenses, the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article IX or otherwise.

Determination of Entitlement to Indemnification

Section 6. Any indemnification required or permitted under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article IX and Section 145 of the Delaware General Corporation Law. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of the determination: (1) by a majority vote of the directors who are not parties to such action, lawsuit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board (including in such manner as may be set forth in any general or specific action of the Board applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

Non-Exclusive Rights

Section 7. The indemnification and advancement of expenses provided in this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insurance

Section 8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise.

Severability

Section 9. If any provision or provisions of this Article IX shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired; and (2) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.